Exhibit 10.26D

THIRD AMENDMENT TO EMPLOYMENT AGREEMENT

This Third Amendment to Employment Agreement for employee Charlene Soco (hereinafter referred to as the “Third Amendment to Employment Agreement”) is entered into this 17th day of August 2022 by and among Alternative Solutions, LLC, a Nevada limited liability company (“Alternative Solutions”), CLS Holdings USA, Inc., a Nevada corporation (“CLS Holdings”), and Charlene Soco (the “Executive”).

WHEREAS, on June 6, 2019, Alternative Solutions and the Executive entered into an employment agreement with an initial term beginning June 17, 2019, pursuant to which the Executive was appointed as Assistant Controller of Alternative Solutions (the “Employment Agreement”);

WHEREAS, prior to its expiration, the Employment Agreement was informally extended and the Executive was appointed and agreed to serve as Controller of Alternative Solutions;

WHEREAS, subsequent to her appointment as Controller of Alternative Solutions, the Executive was appointed and agreed to serve as Vice President of Finance of Alternative Solutions and CLS Nevada, Inc. effective as of September 22, 2020;

WHEREAS, on October 27, 2021, the Employment Agreement was amended (the “First Amendment to Employment Agreement”) to (i) grant the Executive 50,000 shares of CLS Holdings’ common stock effective November 1, 2021, which shares were never issued (the “October 2021 Grant”); (ii) increase the Executive’s annual salary to $117,500; and (iii) extend the Executive’s employment agreement review date to November 1, 2022;

WHEREAS, on February 4, 2022, the Employment Agreement was further amended (the “Second Amendment to Employment Agreement”) to (i) grant the Executive 50,000 shares of CLS Holdings’ common stock, which grant was in replacement of the October 2021 Grant; (ii) increase the Executive’s base annual salary to $137,500; and (iii) extend the Employment Agreement’s review date to February 4, 2023 (the “Intended Amended Provisions”);

WHEREAS, on May 19, 2022, Alternative Solutions, CLS Holdings and the Executive entered into that certain Clarification to Second Amendment to Employment Agreement (the “Clarification Agreement”, and collectively with the First Amendment to Employment Agreement and the Second Amendment to Employment Agreement, the “Amended Employment Agreement”) to acknowledge and clarify certain terms of the Second Amendment to Employment, acknowledge Executive’s appointment as Executive Vice President of Finance of CLS Holdings effective as of April 13, 2022, and further clarify that the Executive is entitled to two weeks’ paid time off per year (“PTO”) and any unused PTO is carried over into the next calendar year up to a maximum accrual of 200 hours of PTO which PTO never expires; and

WHEREAS, Alternative Solutions, CLS Holdings and the Executive desire to enter into this Third Amendment to amend the Amended Employment Agreement again by executing this Third Amendment to Employment Agreement to provide for a grant of 50,000 shares of CLS

Holdings restricted common stock effective February 4, 2022, which shares shall become fully vested, and the restrictions removed, on December 31, 2022 assuming the Executive remains employed by CLS Holdings and/or Alternative Solutions on such date.

NOW THEREFORE, Alternative Solutions, CLS Holdings, and the Executive hereby amend the Amended Agreement as follows:

1.    Restricted Common Stock Grant. CLS Holdings hereby grants to Executive, effective February 4, 2022, 50,000 shares of restricted common stock in CLS Holdings (the “Restricted Shares”). The shares shall become fully vested, and the restrictions removed, on December 31, 2022 assuming the Executive remains employed by Alternative Solutions and/or CLS Holdings on such date. The Executive may not sell, transfer, pledge or assign such Restricted Shares, may not vote such Restricted Shares, and will not have the right to receive any dividends on the Restricted Shares until such restrictions are removed.

2.    Effect on Restricted Stock in Event of Termination. Upon termination of the Amended Employment Agreement by Alternative Solutions or CLS Holdings for cause or because it is not renewed for any reason, any unvested Restricted Shares shall be cancelled. Upon termination of the Amended Employment Agreement by Alternative Solutions or CLS Holdings without cause and prior to its expiration date, the Restricted Shares granted pursuant to Section 1 hereof that are not vested shall vest immediately upon the date of termination.

3.    Ratification. Except as specifically amended hereby, all terms of the Amended Employment Agreement, including all exhibits thereto, shall remain in full force and effect.

[SIGNATURE PAGE FOLLOWS.]

IN WITNESS WHEREOF, the parties have executed this Third Amendment to Employment Agreement on this 17th day of August, 2022.

ALTERNATIVE SOLUTIONS, LLC

By:  CLS Holdings USA, Inc.,

    its sole member

By: /s/ Andrew Glashow

      Andrew Glashow, President and CEO

CLS HOLDINGS USA, INC.

By: /s/ Andrew Glashow

      Andrew Glashow, President and CEO

EXECUTIVE

/s/ Charlene Soco

Charlene Soco

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